Exhibit 99.1

First Connecticut Bancorp, Inc. reports third quarter 2015 earnings of $0.28 earnings per share

    FARMINGTON, Conn., October 21, 2015 – First Connecticut Bancorp, Inc. (the "Company") (NASDAQ: FBNK), the holding company for Farmington Bank (the "Bank"), reported net income of $4.2 million, or $0.28 diluted earnings per share for the quarter ended September 30, 2015 compared to net income of $2.5 million, or $0.17 diluted earnings per share for the quarter ended September 30, 2014.

    Net income on a core earnings basis was $3.9 million, or $0.25 diluted core earnings per share for the quarter ended September 30, 2015 compared to $2.5 million, or $0.17 diluted core earnings per share for the quarter ended September 30, 2014.  Core earnings exclude non-recurring items.

    "The impact of our organic growth strategy and commitment to improve earnings and consequently grow tangible book value and earnings per share is evident in our results this quarter" stated John J. Patrick Jr., First Connecticut Bancorp's Chairman, President and CEO.

    "We opened our 23rd branch office in West Springfield, MA on October 6, 2015 and anticipate opening our 24th branch office in East Longmeadow, MA in November.  We have received regulatory approval to open two additional branch offices in Manchester, CT and Vernon, CT in the first half of 2016."

Financial Highlights

•	Net interest income increased $573,000 to $17.7 million in the third quarter of 2015 compared to the linked quarter and increased $1.7 million or 11% compared to the third quarter of 2014.

•
Net gain on loans sold increased $581,000 to $993,000 in the third quarter of 2015 compared to the linked quarter primarily due to selling $83.2 million of fixed rate residential portfolio loans to reposition the balance sheet and maintain our asset sensitive interest rate position.

•
Strong organic loan growth continued during the quarter as total loans increased $50.4 million to $2.3 billion at September 30, 2015 and increased $287.6 million or 14% from a year ago.  Loan growth during the quarter was primarily driven by an $82.0 million increase in the commercial loan portfolio offset by a $31.5 million decrease in the residential loan portfolio.

•	Overall deposits increased $95.3 million to $2.0 billion in the third quarter of 2015 compared to the linked quarter and increased $245.4 million or 14% from a year ago.

•	Checking accounts grew by 3.0% or 1,432 net new accounts in the third quarter of 2015 and by 11.8% or 5,182 net new accounts from a year ago.

•	Core noninterest expense to average assets was 2.26% in the third quarter of 2015 compared to 2.39% in the linked quarter and 2.46% in the third quarter of 2014.

•	Tangible book value per share is $15.30 compared to $15.01 on a linked quarter basis and $14.56 at September 30, 2014.

•
Asset quality decreased slightly compared to the linked quarter due to one commercial loan relationship but improved year over year.  Loan delinquencies 30 days and greater represented 0.67% of total loans at September 30, 2015 compared to 0.58% at June 30, 2015 and 0.78% at September 30, 2014.  Non-accrual loans represented 0.71% of total loans compared to 0.57% of total loans on a linked quarter basis and 0.76% of total loans at September 30, 2014.

•	The allowance for loan losses represented 0.86% of total loans at September 30, 2015 and June 30, 2015 and 0.91% at September 30, 2014.

•	The Company paid a cash dividend of $0.06 per share on September 14, 2015, an increase of $0.01 compared to the linked quarter.

Third quarter 2015 compared with second quarter 2015

Net interest income

•
Net interest income increased $573,000 to $17.7 million in the third quarter of 2015 compared to the linked quarter due primarily to a $117.8 million increase in the average net loan balance offset by a $357,000 increase in interest expense.

•
Net interest margin decreased 7 basis points to 2.79% in the third quarter of 2015 compared to 2.86% in the linked quarter due to a 5 basis point decrease in the loan yield and a 2 basis point increase in the cost of interest-bearing liabilities.  The decrease in the loan yield was primarily due to lower yields on new loans originated as a result of a low interest rate environment during the quarter.

•
The cost of interest-bearing liabilities increased 2 basis points to 66 basis points in the third quarter of 2015 compared to 64 basis points in the linked quarter primarily due to money market and certificate of deposit promotions.

Provision for loan losses

•	Provision for loan losses was $386,000 for the third quarter of 2015 compared to $663,000 for the linked quarter.

•	Net charge-offs (recoveries) in the quarter were ($43,000) or (0.01%) to average loans (annualized) compared to $314,000 or 0.06% to average loans (annualized) in the linked quarter.

•	The allowance for loan losses represented 0.86% of total loans at September 30, 2015 and June 30, 2015.

Noninterest income

•
Total noninterest income decreased $833,000 to $3.2 million in the third quarter of 2015 compared to the linked quarter primarily due to no gain on sale of investments during the quarter, a $219,000 decrease in other noninterest income offset by a $581,000 increase in net gain on loans sold.

•	Gain on sale of investments was $1.3 million in the second quarter of 2015 due to the sale of a trust preferred security.

•
Net gain on loans sold increased $581,000 primarily due to selling $83.2 million of fixed rate residential portfolio loans to reposition the balance sheet and maintain our asset sensitive interest rate position.

•
Other income decreased $219,000 to $309,000 in the third quarter of 2015 compared to $528,000 in the linked quarter primarily due to a $95,000 decrease in swap fees and a decrease in mortgage banking derivatives income.

Noninterest expense

•
Noninterest expense decreased $879,000 in the third quarter of 2015 to $14.7 million compared to the linked quarter primarily due to a $970,000 decrease in other operating expenses offset by a $267,000 increase in salaries and employee benefits.  Noninterest expense on a core basis remained flat at $15.3 million in the third quarter of 2015 compared to the linked quarter.

•
Other operating expenses decreased $970,000 on a linked quarter basis primarily due to a $557,000 gain on foreclosed real estate in the third quarter and $258,000 in non-recurring stock compensation costs in the second quarter related to the retirement of two directors and a $149,000 loss on a credit sharing arrangement on a sold loan incurred in the second quarter.

Income tax expense

•
Income tax expense was $1.6 million in the third quarter of 2015 compared to $1.4 million in the linked quarter.  The increase in income tax expense in the third quarter was primarily due to an $896,000 increase in income before taxes.

Third quarter 2015 compared with third quarter 2014

Net interest income

•
Net interest income increased $1.7 million to $17.7 million in the third quarter of 2015 compared to the prior year quarter primarily due to a $362.3 million increase in the average net loan balance offset by an $879,000 increase in interest expense.

•
Net interest margin decreased to 2.79% in the third quarter of 2015 compared to 2.91% in the third quarter of 2014 primarily due to a 5 basis point decrease in the yield on interest-earning assets and a 7 basis point increase in the cost of interest-bearing liabilities.

•
The yield on interest-earning assets decreased to 3.31% in the third quarter of 2015 compared to 3.36% in the prior year quarter primarily due to a 12 basis point decrease in the yield on average loans offset by increases in the investments yields.

•
The cost of interest-bearing liabilities increased to 66 basis points in the third quarter of 2015 compared to 59 basis points in the prior year quarter primarily due to certificate of deposit promotions and entering the brokered deposit market.

Provision for loan losses

•	Provision for loan losses was $386,000 for the third quarter of 2015 compared to $1.0 million for the prior year quarter.

•	Net charge-offs (recoveries) in the quarter were ($43,000) or (0.01%) to average loans (annualized) compared to $397,000 or 0.08% to average loans (annualized) in the prior year quarter.

•	The allowance for loan losses represented 0.86% of total loans at September 30, 2015 compared to 0.91% at September 30, 2014.

Noninterest income

•
Total noninterest income increased $463,000 to $3.2 million in the third quarter of 2015 compared to the prior year quarter primarily due to a $360,000 increase in net gain on loans sold, a $77,000 increase in fees for customer services and a $65,000 increase in bank owned life insurance income.

Noninterest expense

•
Noninterest expense on a core basis increased $1.1 million in the third quarter of 2015 compared to the prior year quarter primarily due to a $709,000 increase in salaries and employee benefits and a $295,000 increase in other operating expenses.

•
Salaries and employee benefits increased $709,000 primarily due to costs associated with our expansion into western Massachusetts, growth driven staff increases in our compliance areas and a general increase to maintain the Bank's growth.

•	Other operating expenses increased $295,000 due to a general increase in other costs to support the Bank's operations.

Income tax expense

•
Income tax expense was $1.6 million in the third quarter of 2015 compared to $997,000 in the prior year quarter.  The increase in income tax expense in the third quarter was primarily due to a $2.3 million increase in income before taxes.

September 30, 2015 compared to September 30, 2014

Financial Condition

•	Total assets increased $312.8 million or 13% at September 30, 2015 to $2.7 billion compared to $2.4 billion at September 30, 2014, largely reflecting an increase in loans.

•	Our investment portfolio totaled $196.9 million at September 30, 2015 compared to $207.1 million at September 30, 2014, a decrease of $10.3 million.

Net loans increased $286.5 million at September 30, 2015 to $2.3 billion compared to $2.0 billion at September 30, 2014 due to our continued focus on commercial and residential lending.

•
Deposits increased $245.4 million at September 30, 2015 to $2.0 billion compared to $1.7 billion at September 30, 2014 primarily due to increases in municipal deposits, demand deposits and time deposits accounts as we continue to develop and grow relationships in the geographical areas we serve.  We entered the brokered deposit market during the second quarter of 2015 with balances totaling $55.5 million at September 30, 2015.

•
Federal Home Loan Bank of Boston advances increased $68.9 million to $373.6 million at September 30, 2015 compared to $304.7 million at September 30, 2014.  Advances were used to support loan and securities growth during the quarter.

Asset Quality

•
Asset quality decreased slightly compared to the linked quarter due to one commercial loan relationship totaling $3.5 million at September 30, 2015 was 30 days delinquent and on nonaccrual due to a Chapter 11 Bankruptcy filing.

•
At September 30, 2015, the allowance for loan losses represented 0.86% of total loans and 120.05% of non-accrual loans, compared to 0.86% of total loans and 150.94% of non-accrual loans at June 30, 2015 and 0.91% of total loans and 119.91% of non-accrual loans at September 30, 2014.

•	Loan delinquencies 30 days and greater represented to 0.67% of total loans at September 30, 2015 compared to 0.58% of total loans at June 30, 2015 and 0.78% of total loans at September 30, 2014.

•	Non-accrual loans represented 0.71% of total loans at September 30, 2015 compared to 0.57% of total loans at June 30, 2015 and 0.76% of total loans at September 30, 2014.

•
Net charge-offs (recoveries) in the quarter were ($43,000) or (0.01%) to average loans (annualized) compared to $314,000 or 0.06% to average loans (annualized) in the linked quarter and $397,000 or 0.08% to average loans (annualized) in the prior year quarter.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 12.72% at September 30, 2015.

•	Tangible book value per share was $15.30 compared to $15.01 on a linked quarter basis and $14.56 at September 30, 2014.

•
During the third quarter of 2015, the Company repurchased 7,589 shares of common stock at an average price per share of $15.76 at a total cost of $120,000.  Repurchased shares are held as treasury stock and will be available for general corporate purposes.  The Company has 772,745 shares remaining to repurchase at September 30, 2015 from prior regulatory approval.

•
At September 30, 2015, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 23 branch locations throughout central Connecticut and western Massachusetts, offering commercial and residential lending as well as wealth management services. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank's products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Conference Call

First Connecticut will host a conference call on Thursday, October 22, 2015 at 10:30am Eastern Time to discuss third quarter results.  Those wishing to participate in the call may dial-in to the call at 1-888-336-7151.  The Canada dial-in number is 1-855-669-9657 and the international dial-in number is 1-412-902-4177.  A webcast of the call will be available on the Investor Relations Section of the Farmington Bank website for an extended period of time.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as core net income, the efficiency ratio and tangible book value per share. A reconciliation to the most directly comparable GAAP financial measure; net income in the case of core net income and the efficiency ratio and stockholders' equity in the case of tangible book value per share, appears in tabular form in the accompanying Reconciliation of Non-GAAP Financial Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. The Company believes that core net income is useful for both investors and management to understand the effects of items that are non-recurring and infrequent in nature. The Company believes that the efficiency ratio, which measures the costs expended to generate a dollar of revenue, is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible book value per share is useful to evaluate the relative strength of the Company's capital position. The Company does not have goodwill and intangible assets for any of the periods presented. As such, tangible book value per common share is equal to book value per common share.

We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2015	2015	2015	2014	2014
Selected Financial Condition Data:

Total assets	$2,708,454	$2,626,217	$2,549,074	$2,485,360	$2,395,674
Cash and cash equivalents	47,447	42,992	44,847	42,863	43,914
Securities held-to-maturity, at amortized cost	25,486	34,366	21,006	16,224	12,439
Securities available-for-sale, at fair value	171,390	143,799	173,829	188,041	194,706
Federal Home Loan Bank of Boston stock, at cost	23,038	21,496	19,785	19,785	17,724
Loans, net	2,318,257	2,268,385	2,186,937	2,119,917	2,031,780
Deposits	1,973,355	1,878,040	1,887,954	1,733,041	1,727,994
Federal Home Loan Bank of Boston advances	373,600	400,700	308,700	401,700	304,700
Total stockholders' equity	243,195	239,082	237,709	234,563	233,646
Allowance for loan losses	20,010	19,581	19,232	18,960	18,556
Non-accrual loans	16,668	12,973	14,086	15,468	15,475
Impaired loans	42,662	39,975	42,130	43,452	39,579
Loan delinquencies 30 days and greater	15,598	13,244	14,193	16,079	15,922

Selected Operating Data:

Interest income	$21,094	$20,164	$19,532	$19,412	$18,528
Interest expense	3,422	3,065	3,157	3,017	2,543
Net interest income	17,672	17,099	16,375	16,395	15,985
Provision for loan losses	386	663	615	632	1,041
Net interest income after provision for loan losses	17,286	16,436	15,760	15,763	14,944
Noninterest income	3,241	4,074	2,664	2,498	2,778
Noninterest expense	14,718	15,597	14,937	14,615	14,219
Income before income taxes	5,809	4,913	3,487	3,646	3,503
Income tax expense	1,594	1,441	976	499	997

Net income	$4,215	$3,472	$2,511	$3,147	$2,506

Performance Ratios (annualized):

Return on average assets	0.62%	0.54%	0.40%	0.52%	0.43%
Return on average equity	6.92%	5.77%	4.24%	5.31%	4.27%
Net interest rate spread (1)	2.65%	2.72%	2.68%	2.68%	2.78%
Net interest rate margin (2)	2.79%	2.86%	2.83%	2.83%	2.91%
Non-interest expense to average assets (3)	2.26%	2.39%	2.34%	2.39%	2.46%
Efficiency ratio (4)	73.04%	77.13%	78.35%	77.70%	75.78%
Average interest-earning assets to average
interest-bearing liabilities	126.44%	126.98%	125.86%	127.89%	128.17%
Loans to deposits	118.49%	121.83%	116.86%	123.42%	118.65%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	0.86%	0.86%	0.87%	0.89%	0.91%
Allowance for loan losses as a percent of
non-accrual loans	120.05%	150.94%	136.53%	122.58%	119.91%
Net charge-offs (recoveries) to average loans (annualized)	(0.01%)	0.06%	0.06%	0.04%	0.08%
Non-accrual loans as a percent of total loans	0.71%	0.57%	0.64%	0.72%	0.76%
Non-accrual loans as a percent of total assets	0.62%	0.49%	0.55%	0.62%	0.65%
Loan delinquencies 30 days and greater as a
percent of total loans	0.67%	0.58%	0.64%	0.75%	0.78%

Per Share Related Data:

Basic earnings per share	$0.28	$0.23	$0.17	$0.21	$0.17
Diluted earnings per share	$0.28	$0.23	$0.17	$0.21	$0.17
Dividends declared per share	$0.06	$0.05	$0.05	$0.05	$0.05
Tangible book value (5)	$15.30	$15.01	$14.82	$14.64	$14.56
Common stock shares outstanding	15,893,263	15,922,888	16,035,005	16,026,319	16,043,031
Weighted-average basic shares outstanding	14,632,951	14,694,472	14,722,112	14,695,490	14,613,115
Weighted-average diluted shares outstanding	14,887,461	14,839,454	14,850,597	14,836,032	14,710,880

(1) Represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Represents tax-equivalent net interest income as a percent of average interest-earning assets.
(3) Represents core noninterest expense annualized divided by average assets. See "Reconciliation of Non-GAAP Financial Measures" table.
(4) Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
See "Reconciliation of Non-GAAP Financial Measures" table.
(5) Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented. See "Reconciliation of Non-GAAP Financial Measures" table.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

At or for the Three Months Ended
September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2015	2015	2015	2014	2014
Capital Ratios:

Equity to total assets at end of period	8.98%	9.10%	9.33%	9.44%	9.75%
Average equity to average assets	9.00%	9.36%	9.45%	9.71%	10.13%
Total Capital (to Risk Weighted Assets)	12.72%	*	13.11%	13.44%	13.73%	14.12%
Tier I Capital (to Risk Weighted Assets)	11.76%	*	12.12%	12.44%	12.70%	13.07%
Common Equity Tier I Capital	11.76%	*	12.12%	12.44%	n/	a	n/	a
Tier I Leverage Capital (to Average Assets)	9.24%	*	9.57%	9.72%	9.86%	10.25%
Total equity to total average assets	8.98%	9.29%	9.48%	9.61%	10.09%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$851,784	$888,376	$850,819	$827,005	$789,166
Commercial	862,367	817,955	769,712	765,066	717,399
Construction	29,244	42,858	53,913	57,371	80,242
Installment	3,007	3,103	3,114	3,356	3,524
Commercial	410,704	359,537	352,085	309,708	289,708
Collateral	1,632	1,551	1,676	1,733	1,826
Home equity line of credit	174,579	169,507	169,969	169,768	163,608
Revolving credit	96	77	80	99	97
Resort	807	837	880	929	1,019
Total loans	2,334,220	2,283,801	2,202,248	2,135,035	2,046,589
Net deferred loan costs	4,047	4,165	3,921	3,842	3,747
Loans	2,338,267	2,287,966	2,206,169	2,138,877	2,050,336
Allowance for loan losses	(20,010)	(19,581)	(19,232)	(18,960)	(18,556)
Loans, net	$2,318,257	$2,268,385	$2,186,937	$2,119,917	$2,031,780

Deposits:

Noninterest-bearing demand deposits	$359,757	$377,092	$337,211	$330,524	$323,499
Interest-bearing
NOW accounts	527,128	425,789	499,130	355,412	454,650
Money market	440,249	430,558	462,532	470,991	417,498
Savings accounts	211,170	220,154	214,083	210,892	200,501
Time deposits	435,051	424,447	374,998	365,222	331,846
Total interest-bearing deposits	1,613,598	1,500,948	1,550,743	1,402,517	1,404,495
Total deposits	$1,973,355	$1,878,040	$1,887,954	$1,733,041	$1,727,994

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition (Unaudited)

	September 30,	June 30,	September 30,
	2015	2015	2014
(Dollars in thousands)
Assets
Cash and due from banks	$33,564	$35,595	$41,159
Interest bearing deposits with other institutions	13,883	7,397	2,755
Total cash and cash equivalents	47,447	42,992	43,914
Securities held-to-maturity, at amortized cost	25,486	34,366	12,439
Securities available-for-sale, at fair value	171,390	143,799	194,706
Loans held for sale	8,416	7,550	5,533
Loans (1)	2,338,267	2,287,966	2,050,336
Allowance for loan losses	(20,010)	(19,581)	(18,556)
Loans, net	2,318,257	2,268,385	2,031,780
Premises and equipment, net	17,870	17,964	19,384
Federal Home Loan Bank of Boston stock, at cost	23,038	21,496	17,724
Accrued income receivable	6,305	6,425	5,331
Bank-owned life insurance	50,633	50,283	39,403
Deferred income taxes	15,935	16,450	14,529
Prepaid expenses and other assets	23,677	16,507	10,931
Total assets	$2,708,454	$2,626,217	$2,395,674

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$1,613,598	$1,500,948	$1,404,495
Noninterest-bearing	359,757	377,092	323,499
	1,973,355	1,878,040	1,727,994
Federal Home Loan Bank of Boston advances	373,600	400,700	304,700
Repurchase agreement borrowings	10,500	10,500	21,000
Repurchase liabilities	58,084	56,041	73,855
Accrued expenses and other liabilities	49,720	41,854	34,479
Total liabilities	2,465,259	2,387,135	2,162,028

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	181,195	180,764	177,937
Unallocated common stock held by ESOP	(11,893)	(12,160)	(12,949)
Treasury stock, at cost	(30,411)	(30,389)	(28,585)
Retained earnings	111,274	108,014	101,089
Accumulated other comprehensive loss	(7,151)	(7,328)	(4,027)
Total stockholders' equity	243,195	239,082	233,646
Total liabilities and stockholders' equity	$2,708,454	$2,626,217	$2,395,674

(1) Loans include net deferred fees and unamortized premiums of $4.0 million, $4.2 million and $3.7 million at September 30, 2015,
June 30, 2015 and September 30, 2014, respectively.

First Connecticut Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2015	2015	2014	2015	2014
Interest income
Interest and fees on loans
Mortgage	$15,861	$15,331	$14,490	$46,250	$41,793
Other	4,594	4,264	3,608	12,853	10,389
Interest and dividends on investments
United States Government and agency obligations	401	385	258	1,109	665
Other bonds	13	35	57	66	196
Corporate stocks	217	145	109	493	307
Other interest income	8	4	6	19	12
Total interest income	21,094	20,164	18,528	60,790	53,362
Interest expense
Deposits	2,412	2,140	1,845	6,761	5,250
Interest on borrowed funds	890	804	479	2,445	1,166
Interest on repo borrowings	96	92	182	351	538
Interest on repurchase liabilities	24	29	37	87	109
Total interest expense	3,422	3,065	2,543	9,644	7,063
Net interest income	17,672	17,099	15,985	51,146	46,299
Provision for loan losses	386	663	1,041	1,664	1,956
Net interest income
after provision for loan losses	17,286	16,436	14,944	49,482	44,343
Noninterest income
Fees for customer services	1,536	1,500	1,459	4,409	3,967
Gain on sale of investments	-	1,250	-	1,523	-
Net gain on loans sold	993	412	633	1,925	1,072
Brokerage and insurance fee income	54	60	47	163	140
Bank owned life insurance income	349	324	284	946	847
Other	309	528	355	1,013	580
Total noninterest income	3,241	4,074	2,778	9,979	6,606
Noninterest expense
Salaries and employee benefits	9,302	9,035	8,593	27,127	25,519
Occupancy expense	1,219	1,272	1,271	3,858	3,829
Furniture and equipment expense	1,034	1,077	1,093	3,147	3,217
FDIC assessment	413	402	361	1,227	1,010
Marketing	443	534	332	1,386	1,219
Other operating expenses	2,307	3,277	2,569	8,507	7,639
Total noninterest expense	14,718	15,597	14,219	45,252	42,433
Income before income taxes	5,809	4,913	3,503	14,209	8,516
Income tax expense	1,594	1,441	997	4,011	2,328
Net income	$4,215	$3,472	$2,506	$10,198	$6,188

Earnings per share:
Basic	$0.28	$0.23	$0.17	$0.68	$0.41
Diluted	0.28	0.23	0.17	0.67	0.41
Weighted average shares outstanding:
Basic	14,632,951	14,694,472	14,613,115	14,706,908	14,677,650
Diluted	14,887,461	14,839,454	14,710,880	14,883,362	14,778,961

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	September 30, 2015			June 30, 2015			September 30, 2014
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$2,359,293	$20,937	3.52%	$2,241,447	$19,949	3.57%	$1,997,010	$18,303	3.64%
Securities	191,530	465	0.96%	178,780	478	1.07%	189,208	369	0.77%
Federal Home Loan Bank of Boston stock	22,883	166	2.88%	20,310	86	1.70%	17,724	55	1.23%
Federal funds and other earning assets	11,089	8	0.29%	10,032	5	0.20%	4,918	6	0.48%
Total interest-earning assets	2,584,795	21,576	3.31%	2,450,569	20,518	3.36%	2,208,860	18,733	3.36%
Noninterest-earning assets	122,438			121,820			106,705
Total assets	$2,707,233			$2,572,389			$2,315,565

Interest-bearing liabilities:
NOW accounts	$486,798	$357	0.29%	$454,532	$310	0.27%	$436,303	$313	0.28%
Money market	437,000	867	0.79%	435,749	798	0.73%	406,293	748	0.73%
Savings accounts	210,978	58	0.11%	217,651	57	0.11%	199,505	57	0.11%
Certificates of deposit	430,152	1,130	1.04%	392,941	975	1.00%	330,497	727	0.87%
Total interest-bearing deposits	1,564,928	2,412	0.61%	1,500,873	2,140	0.57%	1,372,598	1,845	0.53%
Federal Home Loan Bank of Boston Advances	411,236	890	0.86%	366,460	804	0.88%	270,250	479	0.70%
Repurchase agreement borrowings	10,500	96	3.63%	10,500	92	3.51%	21,000	182	3.44%
Repurchase liabilities	57,644	24	0.17%	52,043	29	0.22%	59,624	37	0.25%
Total interest-bearing liabilities	2,044,308	3,422	0.66%	1,929,876	3,065	0.64%	1,723,472	2,543	0.59%
Noninterest-bearing deposits	368,200			348,857			321,008
Other noninterest-bearing liabilities	51,089			52,831			36,481
Total liabilities	2,463,597			2,331,564			2,080,961
Stockholders' equity	243,636			240,825			234,604
Total liabilities and stockholders' equity	$2,707,233			$2,572,389			$2,315,565

Tax-equivalent net interest income		$18,154			$17,453			$16,190
Less: tax-equivalent adjustment		(482)			(354)			(205)
Net interest income		$17,672			$17,099			$15,985

Net interest rate spread (2)			2.65%			2.72%			2.78%
Net interest-earning assets (3)	$540,487			$520,693			$485,388
Net interest margin (4)			2.79%			2.86%			2.91%
Average interest-earning assets to average interest-bearing liabilities
		126.44%			126.98%			128.16%
(1) On a fully-tax equivalent basis.
(2) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Consolidated Average Balance, Yields and Rates (Unaudited)

	For The Nine Months Ended September 30,
	2015			2014
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$2,256,907	$60,259	3.57%	$1,914,846	$52,742	3.68%
Securities	188,781	1,337	0.95%	172,482	1,026	0.80%
Federal Home Loan Bank of Boston stock	21,004	331	2.11%	15,218	142	1.25%
Federal funds and other earning assets	11,166	19	0.23%	3,913	12	0.41%
Total interest-earning assets	2,477,858	61,946	3.34%	2,106,459	53,922	3.42%
Noninterest-earning assets	118,969			105,511
Total assets	$2,596,827			$2,211,970

Interest-bearing liabilities:
NOW accounts	$463,878	$988	0.28%	$374,084	$695	0.25%
Money market	450,985	2,635	0.78%	410,066	2,186	0.71%
Savings accounts	212,427	172	0.11%	198,978	154	0.10%
Certificates of deposit	397,094	2,966	1.00%	334,037	2,215	0.89%
Total interest-bearing deposits	1,524,384	6,761	0.59%	1,317,165	5,250	0.53%
Federal Home Loan Bank of Boston Advances	361,094	2,445	0.91%	237,576	1,166	0.66%
Repurchase agreement borrowings	13,346	351	3.52%	21,000	538	3.43%
Repurchase liabilities	56,061	87	0.21%	57,984	109	0.25%
Total interest-bearing liabilities	1,954,885	9,644	0.66%	1,633,725	7,063	0.58%
Noninterest-bearing deposits	349,444			308,112
Other noninterest-bearing liabilities	52,000			36,664
Total liabilities	2,356,329			1,978,501
Stockholders' equity	240,498			233,469
Total liabilities and stockholders' equity	$2,596,827			$2,211,970

Tax-equivalent net interest income		$52,302			$46,859
Less: tax-equivalent adjustment		(1,156)			(560)
Net interest income		$51,146			$46,299

Net interest rate spread (2)			2.68%			2.84%
Net interest-earning assets (3)	$522,973			$472,734
Net interest margin (4)			2.82%			2.97%
Average interest-earning assets to average interest-bearing liabilities
		126.75%			128.94%
(1) On a fully-tax equivalent basis.
(2) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	At or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2015	2015	2015	2014	2014
Net Income	$4,215	$3,472	$2,511	$3,147	$2,506
Adjustments:
Plus: Accelerated vesting of stock compensation	-	258	140	-	-
Plus: Employee severance	-	-	93	-	-
Less: Prepayment penalty fees	-	(35)	-	-	-
Less: Non-recurring payment related to a loan participation	-	-	-	(250)	-
Less: Gain on sale of foreclosed real estate	(557)	-	-	-	-
Less: Net gain on sales of investments	-	(1,250)	(273)	-	-
Total core adjustments before taxes	(557)	(1,027)	(40)	(250)	-
Tax benefit on core adjustments	195	359	14	88	-
Tax rate adjustment (1)	-	-	-	(441)	-
Total core adjustments after taxes	(362)	(668)	(26)	(603)	-
Total core net income	$3,853	$2,804	$2,485	$2,544	$2,506

Total net interest income	$17,672	$17,099	$16,375	$16,395	$15,985
Less: Prepayment penalty fees	-	(35)	-	-	-
Less: Non-recurring payment related to a loan participation	-	-	-	(250)	-
Total core net interest income	$17,672	$17,064	$16,375	$16,145	$15,985

Total noninterest income	$3,241	$4,074	$2,664	$2,498	$2,778
Less: Net gain on sales of investments	-	(1,250)	(273)	-	-
Total core noninterest income	$3,241	$2,824	$2,391	$2,498	$2,778

Total noninterest expense	$14,718	$15,597	$14,937	$14,615	$14,219
Less: Accelerated vesting of stock compensation	-	(258)	(140)	-	-
Less: Employee severances	-	-	(93)	-	-
Less: Gain on sale of foreclosed real estate	557	-	-	-	-
Total core noninterest expense	$15,275	$15,339	$14,704	$14,615	$14,219

Core earnings per common share, diluted	$0.25	$0.19	$0.16	$0.17	$0.17

Core return on average assets (annualized)	0.57%	0.44%	0.40%	0.42%	0.43%
Core return on average equity (annualized)	6.33%	4.66%	4.19%	4.29%	4.27%
Core non-interest expense to average assets (annualized)	2.26%	2.43%	2.34%	2.39%	2.46%
Efficiency ratio (2)	73.04%	77.13%	78.35%	78.39%	75.78%

Tangible book value (3)	$15.30	$15.01	$14.82	$14.64	$14.56

(1) Represents the tax benefit derived from adjusting the tax rate on the Company's deferred tax assets from 34% to 35%. The Company's taxable income placed it in the 35% corporate tax bracket.
(2) Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
(3) Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.